UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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ProCyte Corporation

(Name of Registrant as Specified In Its Charter)

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ProCyte Corporation

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 19, 2004

TO THE SHAREHOLDERS OF PROCYTE CORPORATION:

          You are cordially invited to attend the Annual Meeting of the Shareholders of ProCyte Corporation, a Washington corporation, to be held on Wednesday, May 19, 2004 at 9:00 a.m., Pacific Daylight Time, at the Doubletree Hotel Bellevue, 300 – 112th Avenue SE, Bellevue, WA 98004, for the following purposes:

1.	To elect four directors to the Board of Directors of the Company;

2.	To approve the ProCyte Corporation 2004 Stock Option Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments and postponements thereof.

          Holders of record of the Common Stock of the Company at the close of business on April 2, 2004 are entitled to notice of and to vote upon all matters at the Annual Meeting.

          You are invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company.  WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.  A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

John F. Clifford
Chairman and Chief Executive Officer

Redmond, Washington
April 16, 2004

PROCYTE CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2004

          This Proxy Statement is furnished by, and the accompanying form of proxy is solicited on behalf of, the Board of Directors of ProCyte Corporation, a Washington corporation, for use at the Company’s Annual Meeting of Shareholders to be held at the Doubletree Hotel Bellevue, 300 – 112th Avenue SE, Bellevue, Washington, 98004 on Wednesday May 19, 2004 at 9:00 a.m., Pacific Daylight Time, and at any adjournment thereof.  The Company’s Annual Report for the year ended December 31, 2003, Notice of Annual Meeting, and a form of proxy accompany this Proxy Statement.  The Company’s principal executive offices are located at 8511 – 154th Avenue NE, Redmond, WA  98052.  This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April 16, 2004.

Record Date and Outstanding Shares

          Only shareholders of record of the Company’s common stock, $.01 par value per share, at the close of business on April 2, 2004, the record date, will be entitled to vote at the Annual Meeting.  Each share of common stock outstanding is entitled to one vote per share on any matter brought before the meeting.  Cumulative voting is not permitted by our Articles of Incorporation.  On April 2, 2004, the Company had outstanding 15,798,747 shares of common stock.

Revocability of Proxies

          If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by notifying the Secretary of ProCyte in writing before the Annual Meeting, delivering to the Secretary of ProCyte before the Annual Meeting a signed proxy with a later date; or attending the Annual Meeting and voting in person.

Quorum and Voting

          The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct business. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

          For the proposal relating to the election of directors (Proposal 1), the nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected to the Board of Directors. The proposals relating to the adoption of our 2004 Stock Option Plan (Proposal 2) and the proposal relating to the ratification of the appointment of Deloitte & Touche LLP as our independent accountants (Proposal 3) will be adopted if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

          You are entitled to one vote for each share of common stock you hold. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with our recommendation.

          We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

          Abstentions and broker nonvotes will have no effect on the proposals to be voted on at the Annual Meeting because they will not represent votes cast at the Annual Meeting for the purposes of voting on such proposals. Broker nonvotes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors and ratification of the appointment of our independent accountants.

          If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Solicitation

          We will bear the entire cost of solicitation of proxies, including preparing, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to shareholders.  We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date.  We will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.  In addition to mailing this Proxy Statement and the accompanying proxy card, proxies may be solicited by our directors, officers and other employees, without additional compensation, in person or by telephone, telegraph or facsimile transmission.

PROPOSAL 1:  ELECTION OF DIRECTORS

          At the Annual Meeting, shareholders will be asked to elect four directors whose term of office will expire at the 2005 Annual Meeting and until the election and qualification of their respective successors.  The four nominees for election as directors are John F. Clifford, John M. Hammer, Dr. Matt L. Leavitt and Robert E. Patterson.  Glenn A. Oclassen resigned as a director of the Company in August 2003, and the Board thereafter adopted a resolution reducing the number of directors to four.  All of the nominees are members of the present Board.  Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Messrs. Clifford, Hammer, Leavitt and Patterson.  All nominees have agreed to serve if elected.  The Company does not know of any circumstances that would render any nominee named herein unavailable to serve as a director.  However, if any nominee becomes unable or unwilling to serve as a director, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing directors to fill any such vacancy.

          Certain information concerning the nominees is set out below.

Name	Age	Principal Occupation

John F. Clifford	61	President and Chief Executive Officer, ProCyte Corporation
John M. Hammer	59	President, JMH Enterprises
Dr. Matt L. Leavitt	44	Chairman, CEO and Medical Director, Leavitt Medical Group
Robert E. Patterson	61	Partner; Squire, Sanders and Dempsey

          John F. Clifford joined ProCyte in August 1996 as a Director and as President and Chief Executive Officer. On August 25, 1999, Mr. Clifford was elected Chairman of the Board.  Before joining ProCyte, from 1994 to 1996, Mr. Clifford was the President of Orthofix, Inc. and American Medical Electronics, Dallas-area healthcare companies in the orthopedic market.  From 1989 to 1994, Mr. Clifford was employed by American Cyanamid’s Davis and Geck Division, a medical device company, initially as the Vice President of Sales and Marketing and later as Division Vice President.  From 1964 to 1989, Mr. Clifford held various sales and marketing positions in Ethicon Inc., and Iolab Corp, both Johnson & Johnson companies.  Mr. Clifford holds a B.S. in Economics from Villanova University and an M.B.A. in Finance from Drexel University.

          John M. Hammer was initially elected a Director of ProCyte in 2000.  Mr. Hammer is currently serving as President of JMH Enterprises, a consulting group specializing in the packaged goods industry and particularly private and small cap business, since December 2002.  He was Chief Executive Officer of Hair Systems, Inc. from

2001 to 2002, President of JMH Enterprises from 1997 to 2001, President of Revlon Professional Products in North America from 1995 to 1997, and President of Redken Laboratories from 1990 to 1993.  He is a member of the Compensation, Audit and Nominating Committees.  Mr. Hammer received a J.D. from Fordham University School of Law in 1973.

          Dr. Matt L. Leavitt, DO, was initially elected a director of ProCyte in April 1998.  Since 1990, he has served as the Chairman, Chief Executive Officer and Medical Director of Leavitt Medical Group, a group of nationwide clinics that perform hair restoration, dermatology and cosmetic surgery procedures.  Dr. Leavitt has also served as Vice President of the American Board of Hair Restoration since 1997 and is a past President of the American College of Dermatology.  He is the former Chairman of the World Association of Hair Restoration Surgeons and an advisor and trustee for the American Academy of Aesthetic & Restorative Surgery.  Dr. Leavitt has written chapters in numerous medical textbooks, authored articles in numerous medical journals, and served as editor for several editions of the International Journal of Cosmetic Surgery.  Dr. Leavitt is Chairman of our Compensation Committee and a member of the Nominating Committee.  Dr. Leavitt is a graduate of the University of Michigan in Pre-med and Michigan State University College of Osteopathic Medicine and is Board-Certified in Dermatology.

          Robert E. Patterson was initially elected a Director of ProCyte in 1994.  He is senior counsel to the legal services firm of Squire, Sanders & Dempsey.  Mr. Patterson is a director of Acuity Ventures II, HK Pharmaceuticals, Inc., Peninsula Equity Partners (an SBIC), Sumida Corporation, and California Airlines.  Mr. Patterson is also serving as President and a director of Capital Pacific Development Inc., Transierra Corporation, and Synzyme Technology LLC.  He is the Chairman of our Audit Committee and is a member of our Compensation and Nominating Committees.  Mr. Patterson completed the Executive Program at the Stanford Graduate School of Business in 1986; he obtained his law degree from Stanford Law School in 1972 and received a B.A. in Physics from the University of California at Los Angeles in 1964.  During the fall of 1998, he served as the Inaugural Fellow of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND COMMITTEES

Committees and Meetings of the Board

          Board of Directors Meetings.  During 2003, there were five meetings of the Board of Directors.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on the Board on which such director served.  The Board of Directors does not have a specific policy regarding director attendance at the annual shareholders meeting; however, all directors are encouraged to attend if available.  All of the current directors were present at last year’s annual meeting.

          Compensation Committee.  The Compensation Committee of the Board of Directors has responsibility for recommending compensation of corporate officers, reviewing annually the operation of all compensation, employment and benefit practices and salary administration procedures, acting as Plan Administrator for all of the Company’s employee stock plans and recommending directors’ fees.  During 2003, the Compensation Committee consisted of Mr. Oclassen, who was chairman until his resignation from the Board in August 2003, Dr. Leavitt, who became chairman of the Compensation Committee upon Mr. Oclassen’s resignation, Mr. Hammer and Mr. Patterson, each of them non-employee directors.  The current members of the Compensation Committee are Dr. Leavitt (chairman), Mr. Hammer and Mr. Patterson.  The Compensation Committee met four times during 2003.

          Audit Committee.  The Audit Committee of the Board of Directors has responsibility for appointing, reviewing and, where appropriate, replacing our independent auditors, reviewing our annual financial statements and audit reports, reviewing the results of such audits, reviewing our system of internal financial controls and such additional powers as may be conferred by the Board of Directors.  The Audit Committee is governed by a written audit committee charter.  The current members of the Audit Committee are Mr. Patterson (chairman) and Mr. Hammer.  During 2003, the Audit Committee consisted of Mr. Patterson (chairman), Mr. Hammer and, until his resignation from the Board in August 2003, Mr. Oclassen, each of them non-employee directors.  All members of the committee have a basic understanding of finance and accounting, and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement.  The Board of Directors has determined that all of the members of the Audit Committee would meet the independence requirements of the Nasdaq listing standards that apply to Audit Committee members if such listing standards applied to the Company.  Based on its review of the criteria of an “audit committee financial expert,” as defined in applicable rules of the SEC, the Board of Directors has determined that the Company does not presently have a director that meets the definition of “audit committee financial expert” to serve on its Audit Committee.  The Company believes that Messrs. Patterson and Hammer possess the financial knowledge and expertise necessary to aid the Board of Directors in effectively assessing and evaluating financial issues and concerns as such issues and concerns may affect the Company’s financial reports and related financial disclosure.  The Company’s Board also concluded that, based upon the Company’s current size and scope of activities, the ability of the Audit Committee to perform its duties is not impaired by the absence of an “audit committee financial expert.”  As the Company’s activities change in future periods, the Board of Directors may consider adding a person who would qualify as an “audit committee financial expert” to the Board and Audit Committee.  The report of the Audit Committee regarding its review of the financial statements and other matters is set forth below.  The committee met six times during 2003.

          Nominating Committee.  The Nominating Committee of the Board of Directors is responsible for identifying, qualifying and making recommendations to the Board of Directors regarding candidates to fill vacancies on, or to be elected to our Board of Directors.  The Nominating Committee is not governed by a written charter.  The Nominating Committee consists of Mr. Hammer (chairman), Mr. Patterson and Dr. Leavitt, each of them a non-employee director.  The Board of Directors has determined that all of the members of the Nominating Committee would meet the independence requirements of the Nasdaq listing standards that apply to Nominating Committee members if such listing standards applied to the Company.  The committee met two times during 2003.

Director Nomination Procedures

          The Nominating Committee considers recommendations for directors from a variety of sources, including members of the Board, members of management and business contacts.  The Committee also will consider shareholder recommendations for director nominees that are properly received in accordance with the Company’s Bylaws and applicable rules and regulations of the SEC, although the Committee is not obligated to recommend such nominees to the Board.

          The Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  No minimum criteria for director nominees have been established by the Committee; however, the Committee believes that director candidates must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders.  In evaluating candidates, the Committee also looks at, among other criteria, the candidate’s current or recent experience at the policy making level in business, medicine or government, expertise in a particular business discipline and personal and professional experience and accomplishments.  The Committee uses the same process for evaluating all Director candidates, regardless of the source of the recommendation.

          Shareholders wishing to bring a nomination for a director candidate before a shareholder meeting must comply in all respects with the procedures set forth in our Bylaws. Written notice of a shareholder’s intent to nominate a candidate for election as a director must be submitted to the Secretary of the Company not fewer than 60 nor more than 90 days prior to the date of the annual meeting (or, if less than 60 days notice or prior public disclosure of the date of the annual meeting is given, not later than ten days following the date such notice was mailed or such public disclosure was made) or, in the case of an election to be held at a special meeting, not later than the close of business on the seventh business day following the date notice of such meeting is first given.  Such notice must set forth (a) the name and address of the shareholder who intends to make the nomination; (b) the number of shares beneficially held by the shareholder and a representation that the shareholder is entitled to vote at such meeting; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) all information regarding the nominee(s) as would be required for Board nominees under the Commission’s proxy rules and a description of any arrangements between the shareholder and such nominee and any other persons, pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected.

          No shareholders submitted nominations for Director candidates in connection with the Annual Meeting pursuant to the procedures set forth in the Company’s Bylaws.

Shareholder Communications with Board of Directors

          Shareholders wishing to send written communications to the Board of Directors as a group or to an individual director or directors may do so by addressing such communication to the ProCyte Corporation Board of Directors, c/o Corporate Secretary at 8511 – 154th Avenue NE, Redmond, Washington, 98052.  Shareholder communications received by the Corporate Secretary will be promptly forwarded to the specified director addressees or to the full Board of Directors, as applicable.  Shareholders should clearly specify in each communication, the name of the individual director or group of directors to whom the communication is addressed.

Compensation of Directors

          Under the provisions of a formula grant program administered under the 1996 Stock Option Plan (the 1996 Plan), non-Employee directors receive stock option grants to purchase 12,000 shares of common stock upon their initial appointment or election as a director and stock option grants to purchase 12,000 shares of common stock annually upon re-election, except that an annual award will not be made to any director who was appointed or elected to the Board less than four months prior to the next annual meeting.  These options are granted as of the date of the annual meeting and vest as of the date of the following annual meeting.

          Members of the Board of Directors who are not employees of the Company also receive a fee of $2,000 per Board meeting attended in person and $500 where the meeting is attended by means of telephonic communication.  In addition, each non-employee member of the Board of Directors of the Company serving on the Audit Committee of the Board of Directors receives $750 per committee meeting attended in person and $500 where the meeting is attended by means of telephonic communication.  The Chairman of the Audit Committee receives an additional fee for Audit Committee meetings of $750 per meeting attended in person and $500 where the meeting is attended by means of telephonic communication.  Directors are reimbursed for reasonable travel and out-of-pocket expenses in connection with their service as directors.

EXECUTIVE OFFICERS

          The executive officers of the Company, and their ages as of April 2, 2003, are as follows:

Name	Age	Position	Officer Since

Robert W. Benson	47	Chief Financial Officer and Corporate Secretary	2002
Robin L. Carmichael	47	Vice President of Marketing	1998
John F. Clifford	61	Chairman and Chief Executive Officer	1996

          Robert W. Benson – Chief Financial Officer.  Mr. Benson joined ProCyte in October 2002 as Chief Financial Officer and was elected Corporate Secretary in December 2002.  From 2001 to 2002, Mr. Benson was Chief Financial Officer and Secretary for Appliant, Inc., a private software company.  From 1997 to 2001, he served as Chief Financial Officer, and subsequently Chief Operating Officer, of Data Critical Corporation, a medical products company that was subsequently acquired by GE Medical.  Mr. Benson was Chief Financial Officer for Stellar One Corporation from 1994 to 1997 and Special Devices, Inc. from 1991 to 1994.  Mr. Benson began his career with KPMG Peat Marwick in 1978 after earning his B.S. in Accounting, cum laude, from California State University, Northridge.

          Robin L. Carmichael – Vice President of Marketing. Ms. Carmichael joined ProCyte in 1993 in the clinical research department. From 1996 to 1997, she worked in our marketing department as a Product Manager.  In 1997, Ms. Carmichael was promoted to Director of Marketing and was subsequently appointed Vice President of Marketing in 1998. Ms. Carmichael has over 20 years of sales and marketing experience in the healthcare industry, having held various sales management and marketing positions in the health and medical industries, including six years at Baxter Healthcare. Ms. Carmichael holds a B.S. in Nursing from Seattle University and attended the UCLA Anderson Graduate School of Executive Management.

          John F. Clifford – For biographical summary of Mr. Clifford, see “Election of Directors.”

Executive Compensation

          The table set forth below provides information regarding compensation for each of the three years ended December 31, 2003, 2002, and 2001 with respect to our Chief Executive Officer and our other executive officers who earned more than $100,000 in the year ended December 31, 2003 (our “named executive officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Shares Underlying Options (#)

John F. Clifford	2003	304,888	42,700	-	50,000
Chairman and Chief Executive	2002	289,939	152,542	-	150,000
Officer	2001	269,989	55,622	-	100,000
Robin L. Carmichael	2003	174,581	14,000	-	25,000
Vice President - Marketing	2002	161,059	60,934	-	25,000
	2001	142,228	26,269	-	40,000
Robert W. Benson	2003	150,109	9,751	-	25,000
Chief Financial Officer (1)	2002	25,979	-	-	100,000
(1) Mr. Benson joined the Company as Chief Financial Officer in October 2002

          The following table sets forth certain information with respect to individual grants of stock options made to our named executive officers during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)

	No. of Shares Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2003(1)	Exercise Price ($)(2)	Expiration Date(3)

					5%	10%

John F. Clifford	50,000	14.2%	1.09	12/15/13	34,275	86,859
Robin L. Carmichael	25,000	7.1%	1.09	12/15/13	17,137	43,429
Robert W. Benson	25,000	7.1%	1.09	12/15/13	17,137	43,429

(1)	Based on a total of 352,000 shares subject to options granted to employees during 2003.
(2)	The exercise price is equal to the fair market value on the date of grant.
(3)

All of the options vest ratably over a period of three years, and have a term of ten years.  Upon certain corporate events that result in a change of control, the exercise date of all outstanding options for all employees, including executive officers, may be accelerated.

(4)

Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option.  These numbers are calculated based on rates required by applicable regulations of the SEC and do not reflect the estimate of any future stock price growth.  Actual gains if any on stock option exercises depend on the future performance of our common stock and or all stock market conditions as well as the option holders’ continued employment through the vesting period.  The amount reflected in this table may not necessarily be achieved.  Any such growth would benefit all shareholders.

          The following table sets forth certain information with respect to the number and value of unexercised options held by the Company’s named executive officers as of December 31, 2003.  No options were exercised during 2003 by the named executive officers.

Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at Fiscal Year-end (#) Exercisable/Unexercisable	Value of Unexercised In-the- money Options at Fiscal Year-end ($)(1) Exercisable/Unexercisable

John F. Clifford	-	-	766,665 / 83,335	71,750 / -
Robin L. Carmichael	-	-	262,001 / 54,999	37,325 / -
Robert W. Benson	-	-	33,334 / 91,666	- / -

(1)	Value is based upon the market price of the underlying Common Stock on December 31, 2003, ($1.03) less the exercise price per share, multiplied by the number of shares underlying the option.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          The Committee is responsible for establishing and making certain recommendations to the Board of Directors concerning executive compensation, including annual base salaries, grants of stock options and other benefits.  As plan administrator of the Company’s employee stock option plans, the Committee has sole authority to grant options to executive officers.  The Committee annually reviews and evaluates the Company’s corporate performance, compensation levels and equity ownership of its executive officers.  The goal of the Committee is to establish compensation policies and programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus on the Company’s long-term strategic goals by aligning their financial interests closely with long-term shareholder interests.

          The Committee intends to make the executive compensation program competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company’s long-term market performance.  For this purpose the Committee will, as appropriate, consider published data from annual surveys of executive compensation at comparable healthcare and pharmaceutical companies.  These comparable healthcare and pharmaceutical companies include some but not all of the companies included in the Nasdaq Pharmaceutical Index.

          In evaluating compensation relative to Company performance, the Committee considers specific objective goals, such as the Company’s stock performance, its operating revenues, net earnings, and its progress toward specific goals.  The Committee also ties compensation to performance goals that involve a more subjective element and take into account the achievement of non-financial goals such as the introduction of new products, optimization of manufacturing processes, growing market acceptance of the Company’s products and implementation of the Company’s strategy.

Executive Compensation Program

          The components of the Company’s executive compensation program, which are subject to the discretion of the Committee on an individual basis, consist primarily of base salaries, bonuses and stock options.  The ultimate composition of executive compensation reflects the Company’s goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal performance over the long term.

          Base Salary.  Annual base salaries are established as a result of the Committee’s analysis of each executive officer’s individual performance during the prior year, the overall performance of the Company during the prior year, historical compensation levels within the executive officer group and salary levels offered by comparable companies.

          Bonuses.  Each year the Committee approves the criteria for a formula based cash bonus plan for key employees and executives to provide incentives for meeting specific Company objectives.  In 2003, the cash bonus plan was based on the accomplishment of certain objectives set by the Committee linked to sales, profits, product launches, cost reductions, and acquisitions of products or companies.  Cash bonuses are awarded as a percentage of base salary for each key employee and executive.  An objective must be entirely met in order to contribute to the bonus percentage.  Executive officers earned a total of $66,451 in performance bonuses under the plan for 2003, which were paid in March 2004.  The Committee may occasionally recommend that the Board of Directors approve a one-time cash bonus to our executive officers in recognition of a specific accomplishment.  No such bonuses were awarded in 2003.

          Stock Options.  In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and to provide incentive for reaching future performance goals.  There presently are no fixed guidelines for annual grant of stock options to executive officers, however, the option awards are designed to align a portion of executive and other senior employee compensation with the long-term interests of shareholders.  The stock options generally give the holder the right to purchase shares of the Company’s common stock over a ten-year period, vest over a period of three years, and have an exercise price per share equal to the fair market value per share as of the date the option is granted.

          In determining whether to grant options to an executive officer, the Committee typically considers the individual’s performance as such performance relates to the achievement of Company objectives and any planned change in functional responsibility.  Although the stock option position of executive officers generally is reviewed on an annual basis, the Company’s policy is to not grant stock options annually, but to review each individual’s stock option position, at which point the Committee may or may not grant additional options at its discretion.  The determination of whether any additional options will be granted to an executive officer is based on a number of factors, including Company performance, individual performance and levels of options granted by comparable companies.

Chief Executive Officer Compensation

          Compensation for the chief executive officer consists of the three components (base salary, bonuses and stock options) and is based on the same criteria described above.  The Board seeks to set the overall compensation of the chief executive officer at a level that will attract, retain and motivate an experienced executive, align the interests of management and shareholders by making a substantial portion of the chief executive officer’s compensation dependent on the Company’s financial success, and reward accomplishment of specific goals identified by the Board of Directors which are related to revenue growth and net profit.  Based on this policy, Mr. Clifford’s base salary for 2003 was set at $305,000.  In addition, he earned a cash bonus of $42,700 for 2003, paid in March 2004, for meeting certain criteria under the 2003 key employee bonus plan described above, and was granted an option to purchase 50,000 shares of the Company’s common stock vesting in equal annual amounts over 3 years.

Policy with Respect to the $1 Million Deduction Limit

          Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company’s chief executive officer and four other most highly compensated executive officers, unless that compensation is considered performance based.  The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2004 is also expected to qualify for deductibility.  We currently intend to structure the performance-based portion of our executive officers’ compensation to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

          This report is submitted by the Members of the Compensation Committee.

Dr. Matt L. Leavitt (Chairman)
John M. Hammer
Robert E. Patterson

Compensation Committee Interlocks and Insider Participation.

          During 2003, the Compensation Committee consisted of Mr. Oclassen, who was chairman until his resignation from the Board in August 2003, Dr. Leavitt (chairman since Mr. Oclassen’s resignation), Mr. Patterson and Mr. Hammer, each a non-employee director.  None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.  See disclosure regarding Dr. Leavitt in “Certain Transactions.”

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
AND CHANGE OF CONTROL ARRANGEMENTS

Change of Control

          In February 1997, we entered into a Change of Control Agreement with Mr. Clifford to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of ProCyte resulted in his loss of employment.  The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control.  The agreement was subsequently extended through June 30, 2004.  The Compensation Committee is currently reviewing the agreement for possible renewal, modification or replacement with a new compensation program or arrangement.

          In April 1998 we entered into a similar Change of Control Agreement with Ms. Carmichael to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of ProCyte resulted in her loss of employment.  The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control.  The agreement was subsequently extended through June 30, 2004.  The Compensation Committee is currently reviewing the agreement for possible renewal, modification or replacement with a new compensation program or arrangement.

          Under the Company’s 1989 Restated Stock Option Plan and 1996 Stock Option Plan, the vesting of outstanding options is accelerated upon the occurrence of certain events, including certain mergers and business combinations and other changes in control of ProCyte (as such terms are described in each of the plans).

Severance

          In February 1997, we entered into a severance agreement with Mr. Clifford which provides that if his employment as an officer is terminated other than for cause (as defined therein) or as a result of voluntary resignation for good reason (as defined therein), he will be eligible to receive his accrued salary and benefits along with salary continuation and group insurance benefits for a period of twelve months at his then current annual base salary for the fiscal year in which the termination occurred, subject to reduction of the salary continuation by the amount of any other earnings from other employment or personal services.  The term of the severance agreement was initially two years and was subsequently extended through June 30, 2004.  The Compensation Committee is currently reviewing the agreement for possible renewal, modification or replacement with a new compensation program or arrangement.

COMPARATIVE STOCK PERFORMANCE CHART

          The following graph represents the net percentage cumulative total shareholder return on the Company’s common stock, compared to the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Index (in which the Company’s common stock was included for the years 1998 to March 1999) and the Russell 2000 Index for the period of five fiscal years commencing December 31, 1998 and ending December 31, 2003.  Since March 25, 1999 our common stock has been traded on the NASD OTC bulletin board.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PROCYTE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE RUSSELL 2000 INDEX AND THE NASDAQ PHARMACEUTICAL INDEX

* $100 invested on 12/31/98 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

Year	1998	1999	2000	2001	2002	2003

ProCyte Corporation	$100.00	$178.51	$148.57	$333.71	$304.00	$235.43
Nasdaq Stock Market (U.S.)	100.00	190.62	127.67	70.42	64.84	91.16
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
Nasdaq Pharmaceutical	100.00	199.92	238.75	217.59	140.77	202.79

Note:

Assumes $100 was invested on December 31, 1998 in each of the common stock, the Nasdaq Stock Market Index, the Nasdaq Pharmaceutical Stocks Index and the Russell 2000 Index, and that all dividends were reinvested.  Stock price performance shown above for ProCyte Corporation is historical and not necessarily indicative of future price performance.

CERTAIN TRANSACTIONS

          On December 16, 1998 the company loaned $103,503.50 to Mr. Clifford, Chief Executive Officer, to enable him to purchase 225,000 shares of our common stock.  The loan was evidenced by a promissory note bearing interest at the rate of 4.28% and due in full on June 30, 2002.  On April 5, 2002 the amount outstanding, including accrued interest, was $119,153.20.  On February 21, 2002, the Compensation Committee extended the loan for an additional two-year period making the repayment date June 30, 2004.

          Dr. Matt Leavitt is Chairman and Chief Executive Officer of one of ProCyte’s customers, Medical Hair Restoration, Inc (“MHR”).  ProCyte’s sales to MHR during 2003 were $910,000 and such sales are expected to continue in 2004.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and persons who beneficially own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons.  Officers, Directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with, except as follows.  Mr. Clifford was granted an option to purchase 50,000 shares and Ms. Carmichael and Mr. Benson were each granted options to purchase 25,000 shares, on December 15, 2003 as part of their 2003 compensation under the Company’s 1996 Stock Option Plan.  These option grants were reported on Form 4 filed on February 17, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information regarding ownership of the Company’s common stock on April 2, 2004 by (i) each director, (ii) the executive officers named in the Summary Compensation Table above, (iii) all of our directors and executive officers as a group; and (iv) each person known by us to own beneficially more than 5% of the outstanding shares of common stock.  The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose.

          The term “beneficial ownership” includes shares over which the indicated beneficial owner exercises voting and/or investment power.  The rules of the SEC also deem stock subject to options or warrants currently exercisable, or exercisable within 60 days, to be outstanding for the purposes of computing the percentage of ownership of the person holding the options or warrants, but they do not deem that stock to be outstanding for the purposes of computing the percentage ownership of any other person.

          Unless otherwise indicated below, the address for each of the individuals listed below is c/o ProCyte Corporation, 8511 – 154th Avenue NE, Redmond, Washington 98052.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	% of Shares Outstanding (2)

John F. Clifford(3)	1,110,665	6.70%
Robin L. Carmichael (4)	297,901	1.85%
Matt L. Leavitt (5)	144,965	*
Robert E. Patterson (6)	141,465	*
John M. Hammer (7)	87,153	*
Robert W. Benson (8)	33,334	*
All Directors and executive officers as a group (6 persons)(9)	1,815,483	10.67%

* Less than 1%
(1)	Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.
(2)	15,798,747 shares of common stock outstanding as of April 2, 2004, together with any applicable options and warrants for each shareholder.
(3)	Includes 766,665 shares subject to options exercisable within 60 days of April 2, 2004.
(4)	Includes 262,001 shares subject to options exercisable within 60 days of April 2, 2004.
(5)	Includes 48,000 shares subject to options exercisable within 60 days of April 2, 2004.
(6)	Includes 67,000 shares subject to options exercisable within 60 days of April 2, 2004.
(7)	Includes 36,000 shares subject to options exercisable within 60 days of April 2, 2004.
(8)	Includes 33,334 shares subject to options exercisable within 60 days of April 2, 2004.
(9)	Includes 1,213,000 shares subject to options exercisable within 60 days of April 2, 2004.

PROPOSAL 2:  APPROVAL OF THE PROCYTE CORPORATION 2004 STOCK OPTION PLAN

          We are asking stockholders to approve the 2004 Stock Option Plan (the “plan”), which would allow for grants of stock options to officers, directors, employees and consultants.  We believe that option grants to such individuals constitute an integral part of our ability to recruit, retain and motivate employees.  The proposed plan is designed to help us continue to attract, retain and motivate highly qualified individuals as officers, directors, employees and consultants.  The Board of Directors adopted the plan on April 12, 2004, subject to stockholder approval.  At April 2, 2004, only 80,662 shares remained available for issuance of new options under the Company’s existing option plan(s).  Because options under the plan are discretionary, options to be made under the plan are not yet determinable; however, it is anticipated that options will be made to non-employee directors (currently numbering three) in accordance with the non-employee director program described below.

          A copy of the proposed plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.  The following description of the plan is a summary and does not purport to be a complete description.  See Appendix A for more detailed information.

Description of the 2004 Plan

          Purpose.  The purpose of the plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the interests of the Company’s stockholders.

          Administration.  The plan is administered by Compensation Committee of the Board of Directors, except to the extent the Board of Directors appoints another committee or committees consisting of two or more members of the Board of Directors.  The plan administrator has the full and exclusive power, subject to the terms and conditions of the plan, to interpret the plan and establish rules for its operation, including the power to select the individuals to be granted options and to determine the form, amount and other terms and conditions of such options.  To the extent permitted by law, the Committee may delegate to one or more of the Company’s senior officers the right to grant awards.

          Eligibility to Receive Awards.  The plan permits grants of options to employees, directors, officers, consultants, agents, advisors and independent contractors.  Options may be granted as nonqualified stock options or incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), however incentive stock options may be granted to employees only.

          Non-Employee Director Program.  As we have done under the existing 1996 option plan, we plan to grant options to our non-employee directors pursuant to a formula grant program administered under the plan.  Each non-employee director would receive an option grant to purchase 12,000 shares of common stock on his initial election or appointment to the Board of Directors.  In addition, on the date of each annual shareholders meeting each director receives an annual grant of an option to purchase 12,000 shares of common stock.  These annual grants vest on the date of the following annual meeting.

          Shares Reserved.  A total of 2,000,000 shares would be available for grants issued under the plan.  No more than 300,000 shares may be subject to awards granted to any one individual in a single year (except that an additional one-time grant of 500,000 shares may be awarded to newly hired individuals in that year), to the extent such limitations are required for compliance with certain provisions of Section 162(m) of the Code.  Shares relating to awards granted under the plan that are forfeited, settled for cash or otherwise terminated and shares withheld by or tendered to the Company in connection with the exercise of an option under the plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options are available for grant under the plan.  Awards made to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the plan.  The shares of stock deliverable under the plan may consist in whole or in part of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

          Stock Options.  Options granted under the plan may be nonqualified stock options or incentive stock options as defined in Code Section 422.  The exercise price for incentive stock options must be at least equal to the fair market value of the our common stock on the date of grant and not less than 110% of fair market value for holders of over 10% of our voting stock.  The exercise price for nonqualified options must be at least 100% of fair market value of our common stock on the date of grant.  For purposes of the plan, “fair market value” is determined in good faith by the plan administrator.  On April 2, 2004, the last sales price of a share of common stock as reported by the NASD OTC Bulletin Board was $1.15.

          Unless otherwise provided by the plan administrator, and to the extent required by Code Section 422 for incentive stock options, options generally will expire on the earliest of: (i) ten years from the date of grant (five years for holders of over 10% of our voting stock); (ii) twelve months after the optionee’s termination by reason of death or disability; (iii) upon notice to the optionee of termination for cause; and (iv) three months after termination for any other reason.  A transfer of employment between ProCyte and a related entity is not deemed a termination of services under the plan.

          Unless otherwise specified by the plan administrator, one-third of the total option will vest on each of the first three anniversaries of the date of grant.  The option exercise price may be paid in a form acceptable to the plan administrator such as in cash, by check, by tendering shares of common stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise or by such other consideration as the plan administrator may permit.

          Transferability.  Except as otherwise determined by the plan administrator and to the extent permitted by Code Section 422, no options are assignable or otherwise transferable by the optionee other than by will or the laws of descent and distribution and, during the optionee’s lifetime, may be exercised only by the optionee.

          Adjustments.  In the event of certain reorganizations, stock dividends, stock splits, consolidations or the like or changes in our corporate or capital structure that result in the outstanding shares being exchanged for a different number or kind of securities or holders of our common stock receiving new, different or additional securities, the plan administrator will make adjustments in (a) the maximum number and kind of securities subject to the plan, (b) the maximum number and kind of securities that may be made subject to awards to any individual participant on an annual basis or new hire basis or may be subject to incentive stock options and (c) the number and kind of securities that are subject to any outstanding awards and the per share price of such securities, without any change in the aggregate exercise or purchase price.

          Corporate Transactions.  Unless individual letter agreements provide otherwise, in the event of certain corporate transactions, such as a merger or sale of the Company, each outstanding award will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation.  Any option that is assumed, continued or replaced with a comparable award in the corporate transaction will accelerate and become 100% vested if the optionee’s employment or services are terminated by the successor corporation without cause or by the optionee voluntarily with good reason within two years of the corporate transaction.

          Amendment and Termination.  Unless sooner terminated by the Board, the plan will terminate ten years from the date it was adopted by the Board.  The plan may be modified, amended, or terminated by the Board of Directors at any time, except that an amendment or modification may not materially adversely affect any rights under previously granted awards without a participant’s consent.  Shareholder approval is required for any amendment that is otherwise subject to shareholder approval under any applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences

          The following is a summary of the material U.S. federal income tax consequences to the Company and to any person granted an option under the plan who is subject to taxation in the United States.  The summary is based on the Code and the United States Treasury regulations promulgated thereunder.  The summary is not intended to be a complete analysis of all potential tax consequences that may be important to participants in the plan.  Therefore, we strongly encourage optionees to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the plan.

          Nonqualified Stock Options.  Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to the Company.  Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the stock upon exercise of the option.  Subject to certain limitations, the Company generally will be entitled to a corresponding tax deduction equal to the ordinary income recognized by the optionee.

          Upon disposition of those shares, the optionee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option.  Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

          Incentive Stock Options.  The incentive stock options granted under the plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code.  Generally, the grant or exercise of an incentive stock option does not result in federal income tax consequences to the optionee or to the Company.  However, the optionee generally will have taxable income for alternative minimum tax purposes at the time of exercise as if the option were a nonqualified stock option.

          The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition.  If a participant holds stock acquired through exercise of an incentive stock option for at least one year from the date of exercise of the option and two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

          Generally, if an optionee disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the optionee will recognize ordinary income in the lesser of (i) the excess of the fair market value of the shares received on the exercise date over the exercise price and (ii) the excess of the amount realized on the disposition of the shares over the exercise price.  Subject to certain limitations, to the extent the optionee recognized ordinary income by reason of a disqualifying disposition of the stock over the exercise price, the Company generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition was made.  Generally, in the taxable year of a disqualifying disposition, the optionee will also recognize capital gain or loss equal to the difference between the amount realized by the optionee upon that disposition of the shares over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition.  Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

          With respect to both nonqualified stock options and incentive stock options, special rules apply if an optionee uses shares already held by the optionee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the optionee.

          Potential Limitation on Our Deductions.  Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our four highest compensated officers (other than our chief executive officer) to the extent that such compensation exceeds $1,000,000 for a taxable year.  If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1,000,000 limitation.  Stock options granted under the plan are intended to qualify for the performance-based exception.

          Tax Withholding.  The Company is authorized to withhold from any award granted or payment due under the plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The plan administrator may establish procedures for election by optionees to satisfy their obligations for the payment of withholding taxes by delivery of the Company’s stock or by directing the Company to retain stock otherwise deliverable in connection with the exercise of options.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE 2004 STOCK OPTION PLAN

EQUITY COMPENSATION PLANS

          The following table provides certain information about ProCyte’s equity compensation plans in effect as of the end of fiscal year 2003, including the Company’s 1987 Stock Benefit Plan (the “1987 Plan”), the Company’s 1989 Restated Stock Option Plan (the “1989 Plan”), the Company’s 1991 Restated Stock Option Plan for Non-Employee Directors (the “1991 Director Plan”), the Company’s 1996 Stock Option Plan (the “1996 Plan”) and the Company’s 1998 Non-Employee Director Stock Plan (the “1998 Director Plan”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity Compensation Plans Approved by Shareholders (1)	2,570,167	$1.41	177,756

Equity Compensation Plans Not Approved by Shareholders (2)	66,666	$2.19	-

Total	2,636,833	$1.43	177,756

(1) Includes the 1987 Plan, 1989 Plan, the 1991 Director Plan, the 1996 Plan, and the 1998 Director Plan.

(2) Consists of two common stock purchase warrants for an aggregate of 66,666 shares of common stock granted to consultants on May 26, 1999 in exchange for services.  The warrants oblige the Company to issue 33,333 shares at $1.6875 per share and 33,333 shares at $2.6875 per share.  The market price of the common stock on the grant date of each warrant was $0.6875.  Each of the warrants has a five-year life and is fully vested.

REPORT OF THE AUDIT COMMITTEE

          The Board of Directors has determined that all of the members of the Audit Committee would meet the independence requirements of the Nasdaq listing standards that apply to Audit Committee members, if such listing standards applied to the Company.  On February 24, 2003 the Board of Directors adopted a written Audit Committee Charter, which was attached to our Proxy Statement for the 2003 Annual Meeting of the Shareholders as Appendix A.  The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2003 with the management of the Company.  Additionally, the Audit Committee has discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with our independent accountants the independent accountants’ independence.  Based on the discussions and reviews noted above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2003 filed with the SEC.

          This report is submitted by the Members of the Audit Committee.

          Robert E. Patterson  (Chairman)
          John M. Hammer

Code of Ethics

               The Company has adopted a code of ethics that applies to its Chief Executive Officer and other senior accounting officers.  A copy of the code of ethics is attached as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

PROPOSAL 3:  RATIFYING THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

               The Audit Committee has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004.  Deloitte has audited our financial statements annually since 1989.

               Appointment of the Company’s independent accountants is not required to be submitted to a vote of the shareholders of the Company for ratification.  However, the Audit Committee has recommended that the Board of Directors submit this matter to the shareholders as a matter of good corporate practice, which the Board of Directors is doing.  If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte, and may retain that firm or another without resubmitting the matter to the Company’s shareholders.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

               Representatives of Deloitte are expected to be present at the meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Principal Accounting Fees And Services

               The aggregate fees billed for professional services rendered by Deloitte & Touche, LLP for fiscal years 2003 and 2002 are as follows:

	2003	2002

Audit Fees	$110,794	$80,757
Audit Related Fees	—	—
Tax Fees	—	—
All other Fees	—	—

Total Fees	$110,794	$80,757

Audit Committee Pre-Approval Policy

               The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent accountants. The policy is designed to ensure that the provision of these services does not impair the accountants’ independence. Under the policy, any services provided by the independent accountants, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit Committee.

               The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent accountants to management.

               For 2003, all audit and non-audit services provided by our independent accountants were pre-approved.

SUBMISSION OF SHAREHOLDER PROPOSALS

          Director nominations, proposals and other business, which shareholders wish to present at the annual meeting in 2005 must be received by us no later than December 17, 2004 for inclusion in the proxy statement for such meeting.  Shareholders should submit proposals to the President of ProCyte at our principal executive offices, and it is recommended that any such proposals be sent by Certified Mail-Return Receipt Requested.

          In addition, our Bylaws include advance notice provisions that require shareholders desiring to bring nominations or other business before an annual shareholders meeting to do so in accordance with the terms of such provisions.  These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of ProCyte regarding such nominations or other business.  To be timely, a notice must be delivered to the Secretary at our principal executive offices not more than 90, but not fewer than 60 days prior to the date of the annual meeting as determined under our Bylaws.

          Accordingly, a shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 18, 2004 and no later than March 20, 2004, assuming that the 2005 Annual Meeting is held on May 19, 2005.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

          The Board of Directors has no knowledge of any other business to be acted upon at the Annual Meeting, nor does the Board intend to bring any other business before the meeting.  However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

          A copy of our Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, accompanies this Proxy Statement.  Additional copies will be furnished without charge upon request to: ProCyte Corporation, 8511 – 154th Ave. NE, Redmond, WA  98052, attention: Corporate Secretary.

APPENDIX  A

PROCYTE CORPORATION
2004 STOCK OPTION PLAN

SECTION 1.     PURPOSE

               The purpose of this ProCyte Corporation 2004 Stock Option Plan (the “Plan”) is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of ProCyte Corporation, a Washington corporation (the “Company”) and its Related Companies (individually or collectively, “Employer”) by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the interests of the Company’s shareholders.

SECTION 2.     DEFINITIONS

               Certain terms used in this Plan have the meanings set forth in Appendix I.

SECTION 3.     ELIGIBILITY

               An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects.  An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 4.     SHARES SUBJECT TO THE PLAN

4.1          Authorized Number of Shares

               Subject to adjustment from time to time as provided in Section 11.1, a maximum of 2,000,000 shares of Common Stock shall be available for issuance under the Plan.  Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2          Limitations

               Subject to adjustment from time to time as provided in Section 11.1, not more than 300,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company; except that the Company may make additional one-time grants of up to 500,000 shares to any newly hired Participant.  The limitation in the preceding sentence shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

               Subject to adjustment as provided in Section 11.1, the maximum number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1.

4.3          Share Usage

               Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant.  If any Award lapses, expires, terminates or is canceled prior to the issuance of shares of Common Stock hereunder or if shares of Common Stock are issued under this Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares of Common Stock subject to such Awards and the forfeited or reacquired shares of Common Stock shall again be available for issuance under the Plan.  Any shares of Common Stock not issued because they were (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise of an Option or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued to a Participant shall be available for Awards under the Plan.

               The Plan Administrator may grant Substitute Awards under this Plan.  Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan.  In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Plan Administrator, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or non-employee directors of the Employer prior to such acquisition or combination.  In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is contemplated is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 5.     AWARDS

5.1          Form, Grant and Settlement of Awards

               The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under this Plan.  Such Awards may consist of Incentive Stock Options or Nonqualified Stock Options.  Awards may be granted singly or in combination.  Any Award settlement may be subject to such conditions, restrictions and contingencies, as the Plan Administrator shall determine.

5.2          Evidence of Awards

               Awards granted under the Plan shall be evidenced by a written (including electronic) instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with this Plan.

SECTION 6.     OPTIONS

6.1          Grant of Options

               The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

6.2          Option Exercise Price

               The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options, except in the case of Substitute Awards.  With respect to Incentive Stock Options granted to a Ten Percent Shareholder, the exercise price shall be as required by Section 7.3.

6.3          Term of Options

               Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date.  For Incentive Stock Options, the Option Term shall be as specified in Section 7.4.

6.4          Exercise of Options

               The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Option Grant Date	Percent of Total Option That Is Exercisable

After 1 year	1/3

After 2 years	2/3

After 3 years	100%

               Unless the Plan Administrator determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent the Participant works less than “full time” as that term is defined by the Plan Administrator.

               To the extent an Option has vested and becomes exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, such representations and agreements as may be required by the Plan Administrator and accompanied by payment as described in Section 6.5.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

6.5          Payment of Exercise Price

               The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include: (a) cash; (b) check or wire transfer; (c) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant, which have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option (such shares must have been owned by the Participant for at least six months or such other period established by generally accepted accounting principles necessary to avoid adverse accounting consequences); (d) if and as long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the amount of proceeds to pay the Option exercise price and withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Plan Administrator may permit.

6.6          Effect of Termination of Service

               The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b)	Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

	(a)	if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is three months after such Termination of Service;

	(b)	if the Participant’s Termination of Service occurs by reason of Disability or death, the one-year anniversary of such Termination of Service; and

	(c)	the last day of the Option Term.

               Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (a) the Option Expiration Date and (b) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

               Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise.  If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

               Any change of relationship with the Employer shall not constitute a termination of the Participant’s relationship with the Employer for purposes of this Section 6.6 so long as the Participant continues to be an employee, officer, director or, pursuant to a written agreement with the Employer, an agent, consultant, advisor or independent contractor of the Employer.  The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to Incentive Stock Options, such determination shall be subject to any requirements contained in the Code.  The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Participant’s reemployment rights are guaranteed by statute or by contract.

SECTION 7.     INCENTIVE STOCK OPTION LIMITATIONS

               Notwithstanding any other provisions of the Plan, to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

7.1          Dollar Limitation

               To the extent the aggregate fair market value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

7.2          Eligible Employees

               Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

7.3          Exercise Price

               The exercise price of an Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock on the grant date, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not be less than 110% of the fair market value of the Common Stock on the grant date.

7.4          Option Term

               Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

7.5          Exercisability

               An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

7.6          Holding Periods and Taxation of Incentive Stock Options

               In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.  The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

7.7          Compliance with Laws and Regulations

               In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.  For purposes of this Section 7, “disability,” “parent corporation” and “subsidiary corporations” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 8.     ADMINISTRATION

8.1          Plan Administration

               This Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board.  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding (a) “outside directors,” as contemplated by Section 162(m) of the Code, and (b) “nonemployee directors,” as contemplated by Rule 16b-3 under the Exchange Act.  The Board may delegate the responsibility for administering this Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards, within limits specifically prescribed by the Board.

8.2          Procedures

               The Board shall designate one of the members of the Plan Administrator as chairman.  The Plan Administrator may hold meetings at such times and places as it shall determine.  The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

8.3          Administration and Interpretation by the Plan Administrator

               Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.

SECTION 9.     WITHHOLDING

               The Employer may require the Participant to pay to the Employer the amount of (a) any taxes that the Employer is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Employer (“other obligations”).  The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

               The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Employer, (b) having the Employer withhold an amount from any cash amounts otherwise due or to become due from the Employer to the Participant, (c) having the Employer withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.  The value of the shares of Common Stock so withheld may not exceed the employer’s minimum required tax withholding obligation, and the value of the shares of Common Stock so tendered may not exceed such obligation to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 10.   ASSIGNABILITY

               No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death.  During a Participant’s lifetime, an Award may be exercised only by the Participant.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 11.   ADJUSTMENTS

11.1        Adjustment of Shares

               In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the Participants of shares of Common Stock, then the Plan Administrator, in its sole discretion, shall make such adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities that may be made subject to Awards to any individual Participant or issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefore.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

               Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, or for other valid consideration, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.  Also notwithstanding the foregoing, a dissolution or liquidation of the Company shall not be governed by this Section 11.1 but shall be governed by the remaining provisions of this Section 11.

11.2        Corporate Transaction

               Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested.  Such Award shall not so accelerate, however, if and to the extent that (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor entity or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock or equity of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Participant’s employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Participant voluntarily without Good Reason.

               Without limitation on the foregoing, the Plan Administrator may, but shall not be obligated to, make provision in connection with a Corporate Transaction for a cash payment to each holder of Awards in consideration for the cancellation of such Awards which may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares of Common Stock subject to such Awards (or if no consideration is paid in any such transaction, the fair market value of shares of Common Stock subject to such Awards) over the aggregate Option exercise price, if any, of such Awards.

11.3        Dissolution or Liquidation

               To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, shall terminate immediately prior to the dissolution or liquidation of the Company.

11.4        Further Adjustment of Awards

               Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

11.5        No Limitations

               The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 12.   AMENDMENT AND TERMINATION

12.1        Amendment, Suspension or Termination

               Subject to Section 12.3 The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Section 422 of the Code or by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan.  Subject to Section 12.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

12.2        Term of the Plan

               Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board.  No Award may be granted after such termination or during any suspension of this Plan.

12.3        Consent of Participant

               The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Sections 11.2 and 11.3 shall not be subject to these restrictions.

SECTION 13.   GENERAL

13.1        No Individual Rights

               No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

               Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

13.2        Issuance of Shares

               Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

               The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

               As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

               To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

13.3        Indemnification

               Each person who is or shall have been a member of the Board, or a committee appointed by the Board to whom authority was delegated in accordance with Section 8 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

               The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify such person or hold such person harmless.

13.4        No Rights as a Stockholder

               No Award shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

13.5        Compliance with Laws and Regulations

               The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

               In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

13.6        Participants in Other Countries

               The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local law that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan.

13.7        No Trust or Fund

               The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.8        Successors

               All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

13.9        Severability

               If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.10      Choice of Law and Venue

               The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.  Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

SECTION 14.   EFFECTIVE DATE

               The effective date is the date on which the Plan is adopted by the Board.  If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX I

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any award or grant made to a Participant pursuant to the Plan, including awards or grants of Incentive Stock Options and Nonqualified Stock Options or any combination thereof.

“Board”means the Board of Directors of the Company.

“Cause” shall have the meaning defined in the instrument evidencing the Award or otherwise shall have the meaning assigned to such term in any individual Participant’s written employment service or other agreement with the Company or any Related Company, and additionally, in any event shall include (or in the absence of any such written employment arrangement shall mean) dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, conduct prohibited by criminal law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” means the common stock of the Company, or, in the event that the outstanding shares of Common Stock are after the date this Plan is approved by the shareholders of the Company, recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” means ProCyte Corporation, a Washington corporation.

“Corporate Transaction” means any of the following events:

(a)

Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the Participants of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

(b)

Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a Related Company;

(c)	Approval by the Participants of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company;

(d)

Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record); or

(e)

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

“Disability” means disability as that term is defined for purposes of Section 22(e)(3) of the Code.

“Employer” means individually or collectively the Company or its Related Companies.

“Effective Date” has the meaning set forth in Section 14.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator.

“Good Reason” means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Participant:

(a)

a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) that, in the Participant’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant’s employment for Cause, for Disability or as a result of his or her death, or by the Participant other than for Good Reason;

(b)	a reduction in the Participant’s annual base salary;

(c)

the Successor Corporation’s requiring the Participant (without the Participant’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d)

the Successor Corporation’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

(e)	any material breach by the Successor Corporation of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f)

any purported termination of the Participant’s employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator or (b) the date on which all conditions precedent to the Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualifies as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 6.

“Option Expiration Date” means the last day of the Option Term.

“Option Term” means the maximum term of an Option as set forth in Section 6.3.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the ProCyte Corporation 2004 Stock Option Plan.

“Plan Administrator” has the meaning set forth in Section 8.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company, or in which the Company has a significant ownership interest, as determined by the Plan Administrator.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

“Successor Corporation” means an entity described in Section 11.2.

“Ten Percent Shareholder” means an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.  The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.  Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award.  Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

PROXY	PROXY

ProCyte Corporation
8511 - 154th Ave NE, Redmond, WA  98052

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROCYTE CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Shareholders to be held on May 19, 2004 and the proxy statement related thereto and hereby appoints John F. Clifford and Robert W. Benson, and each of them, as the proxy of the undersigned with full power of substitution, to represent and to vote, as designated below, all the shares of common stock of ProCyte Corporation held of record by the undersigned on April 2, 2004, and as to which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of ProCyte Corporation to be held at the Doubletree Hotel Bellevue, 300 – 112th Avenue SE, Bellevue, WA 98004 on Wednesday,0 May 19, 2004 or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the manner set forth below.

The Board of Directors recommends a vote FOR the matters listed below.	☒ Please mark votes as in this example.

1.	Proposal to Elect Directors (Please check one)

☐ For all nominees listed below	☐ Withhold Authority to vote for nominees indicated below

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)

John F. Clifford	John M. Hammer	Matt L. Leavitt	Robert E. Patterson

2	Proposal to approve the ProCyte Corporation 2004 Stock Option Plan

☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the company for the year ending December 31, 2004

☐ For	☐ Against	☐ Abstain

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR proposals 1, 2 and 3 above.

Please sign exactly as your name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in the partnership name by an authorized person.

Date:	, 2004

Signature

Signature if held jointly

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope